TEXTRON INC.

(a Delaware corporation)

AMENDED AND RESTATED BY-LAWS

Effective February 21, 2024

ARTICLE I.

Offices.

Section 1.01. Registered Office. The registered office of the Corporation shall be fixed in the Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 1.02. Other Offices. The Corporation may also have an office or offices in the City of Providence, State of Rhode Island, and at such other place or places either within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II.

Meetings of Stockholders.

Section 2.01. Place of Meetings. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, or by means of remote communication, as shall be fixed by the Board of Directors and specified in the respective notices or waivers of notice of said meetings.

Section 2.02. Annual Meetings. (a) The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before the meeting shall be held on such day, at such time and in such place (either within or without the State of Delaware), if any, as shall be fixed by the Board of Directors.

(b) If the election of directors shall not be held on the day fixed by the Board of Directors for any annual meeting, or on the day of any adjourned session thereof, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be. At such special meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2.03. Special Meetings. (a) A special meeting of the stockholders for any purpose or purposes proper under applicable law may be called at any time by (i) the Chief Executive Officer, (ii) the Board of Directors or (iii) the Secretary of the Corporation (the “Secretary”) at the written request of one or more holders of record of the Corporation that have owned continuously for a period of at least one year at least twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of common stock of the Corporation, provided a special meeting called at the request of one or more stockholders (a “Stockholder Requested Special Meeting”) shall be called by the Secretary only if such request complies with Sections 2.03(b) hereof. The business which may be transacted at a special meeting is limited to that set forth in the notice of special meeting and, if the notice so provides, such other matters as the Chief Executive Officer or the Board of Directors may bring before the meeting.

(b) (1) In order for a Stockholder Requested Special Meeting to be called by the Secretary, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by the stockholders of record that own the Requisite Percent of common stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth:

(i)	as to each stockholder of the Corporation signing such request (or on whose behalf such request is signed) and the beneficial owner(s), if any, on whose behalf such request is made, the information required under Section 2.04(c) of these Amended and Restated By-Laws (“By-Laws”), and an affidavit by each such person stating the number of shares of common stock of the Corporation that it has owned for at least one year as of such date;
(ii)	in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by Section 2.04(c)(i) of these By-Laws;
(iii)	in the case of any matter (other than a director nomination) proposed to be conducted at such Stockholder Requested Special Meeting, the information required by Section 2.04(c)(ii) of these By-Laws; and
(iv)	an acknowledgement by the requesting stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made that such Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if such requesting stockholders fail to demonstrate that they own at least the Requisite Percent at all times between the date on which such Special Meeting Request is delivered and the date of the applicable Stockholder Requested Special Meeting, and an agreement by such stockholder(s) to notify the Corporation immediately in the case of any disposition of shares of common stock of the Corporation resulting in such revocation.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within sixty days of the earliest dated of such requests. If the record holder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (iv) above), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders and the date of such determination is referred to herein as the “Request Receipt Date”.

(2) A Special Meeting Request shall not be valid if:

(i)	the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or involves a violation of, applicable law;
(ii)	the Request Receipt Date occurs during the period commencing ninety days prior to the first anniversary of the date of the most recent annual meeting of stockholders and ending on the date of the next annual meeting of stockholders;
(iii)	the purpose specified in the Special Meeting Request relates to an item of business (other than the election of directors) that is identical or substantially similar (as determined in good faith by the Board of Directors, a “Similar Item”) to an item of business that was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date; or
(iv)	a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholder meeting that has been called or that is called for a date within ninety days of the Request Receipt Date.

(3) Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board of Directors in accordance with these By-Laws and in compliance with the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “Delaware General Corporation Law”); provided, however, that a Stockholder Requested Special Meeting shall be called for a date not more than ninety days after the Request Receipt Date unless a later date is required in order to allow the Corporation to file and disseminate the information required under Schedule 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”), if applicable.

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(4) Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (ii) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative, as defined in Section 2.04(i) of these By-Laws, to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that votes and proxies in respect of such matter may have been received by the Corporation.

Section 2.04. Notice of Stockholder Nominations and Other Business. (a) In order to assure that stockholders and the Corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, at any annual meeting or special meeting of the stockholders only such nominations may be made and only such business shall be conducted as shall have been brought before the meeting pursuant to this Section 2.04. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders, a special meeting held in lieu of an annual meeting pursuant to Section 2.02(b) of these By-Laws, or a special meeting of stockholders at which directors are to be elected that is called by the Chief Executive Officer or by order of the Board of Directors pursuant to Section 2.03 of these By-Laws only: (i) by or at the direction of the Board of Directors or any nominating committee appointed by the Board of Directors, (ii) by any stockholder of the Corporation who shall have been a stockholder of record of the Corporation at the time the notice provided for in this Section 2.04 is delivered to the Corporation, who is entitled to vote at the meeting and who timely complies with the notice procedures set forth in this Section 2.04 or (iii) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting of stockholders, by an Eligible Stockholder (as defined below) who satisfies the notice, ownership and other requirements of Section 2.05 of these By-Laws. For the avoidance of doubt, the foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to make nominations at an annual or special meeting of stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the only business (other than the nominations of persons for election to the Board of Directors in accordance with the foregoing sentences) which shall be conducted at any annual meeting of the stockholders or special meeting in lieu thereof called pursuant to Section 2.02(b) of these By-Laws shall be that business brought before the meeting (i) by or at the direction of the Board of Directors or the chairman of the meeting or (ii) by any stockholder of the Corporation who shall have been a stockholder of record of the Corporation at the time the notice provided for in this Section 2.04 is delivered to the Corporation, who is entitled to vote at the meeting and who timely complies with the notice procedures set forth in this Section 2.04, and such other business must be a proper subject for stockholder action under the Delaware General Corporation Law.

(b) To be timely in the case of an annual meeting, the stockholder’s notice provided for in this Section 2.04 must be received at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that in the event the annual meeting is called for a date that is more than 30 days before or more than 60 days after such anniversary date or if no annual meeting was held in the preceding year, such notice must be so received not later than the close of business on the 90th day before the date of such annual meeting or the 10th day following the day on which public disclosure of the date of the annual meeting was first made, whichever occurs later. To be timely in the case of a special meeting (including a special meeting held in lieu of an annual meeting) that is called for a date that is more than 30 days before or more than 60 days after the anniversary date of the immediately preceding annual meeting of stockholders, such notice must be received at the principal executive offices of the Corporation not later than the close of business on the 90th day before the date of such special meeting or the 10th day following the day on which public disclosure of the date of the special meeting was first made, whichever occurs later, and otherwise must be received at the principal executive offices of the Corporation not later than the close of business on the date by which a notice must be received with respect to the annual meeting. In no event shall an adjournment or recess of an annual or special meeting, a postponement of an annual meeting for which notice has been given or with respect to which there has been a public disclosure of the date of the meeting, or a postponement of a special meeting, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(c) The stockholder’s notice provided for in this Section 2.04 shall be addressed and delivered to the Secretary and shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of the person; (B) the principal occupation or employment of the person; (C) the class or series and number of shares of capital stock of the Corporation which are beneficially owned (as defined in Section 2.04(j) below) or owned of record by the person; (D) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; (E) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (1) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; (3) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; (5) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be provided by the Corporation within five business days following a request therefor); and (6) will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these By-Laws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director, which information shall be provided within five business days following a request therefor; and (F) a fully completed and signed questionnaire (which form will be provided by the Corporation within five business days following a request therefor);

(ii) as to any business (other than the nominations of persons for election to the Board of Directors) that the stockholder proposes to bring before the meeting (A) a description of each item of business proposed to be brought before the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment); (C) the reasons for conducting such business at the meeting; and (D) any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed, including any benefit that such person would derive therefrom;

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or other business is being proposed (A) the name and address of the stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner; (B) the class or series and number of shares of stock of the Corporation held of record by such stockholder and such beneficial owner as of the date of such notice by the stockholder, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for the meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting; and (C) a representation that such stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to propose such nomination or other business;

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(iv) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or other business is being proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or entity, a “related person”) (A) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.04(j) below) by such stockholder or beneficial owner and by any related person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for the meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any related person as of the record date for the meeting; (B) a description of (x) any plans or proposals which such stockholder, beneficial owner, if any, or related person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) any agreement, arrangement or understanding with respect to such nomination or other business between or among such stockholder, beneficial owner, if any, or related person and any other person or persons (naming such persons), including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information described in this clause (c)(iv)(B), information identifying all parties thereto (in the case of either (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (C) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including, without limitation, any derivative or short positions, profit interests, options, warrants, forward contracts, swaps, contracts of sale, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares), whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into and is in existence as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner, if any, or related person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation or pursuant to which such stockholder or beneficial owner has a right to vote any stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; (D) interests in, and any agreement, arrangement or understanding of the type described under clause (c)(iv)(C) of this Section 2.04 relating to, individually or in the aggregate, one percent (1%) or more of any class of equity securities of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended) held by or on behalf of such stockholder, beneficial owner, if any, or related person and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such equity interests held as of the record date for the meeting; (E) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, if any, or related person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (c)(iv)(C) of this Section 2.04 and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting; and (F) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the “SEC”) if, with respect to any such item of business, such stockholder, beneficial owner, if any, or any related person were a participant in a solicitation subject to Section 14 of the Securities Exchange Act;

(v) a representation as to whether the stockholder, the beneficial owner, if any, related person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation within the meaning of Exchange Act Rule 14a-1(l) and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors;

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(vi) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or other business is being proposed, such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to paragraph (c) of this Section 2.04; and

(vii) a representation that promptly after soliciting the stockholders referred to in the representation required under clause (c)(v) of this Section 2.04, and no later than the 10th day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock.

(d) The foregoing notice requirements of this Section 2.04 shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such stockholder proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(e) A stockholder’s notice given in accordance with Section 2.04(c)(i) must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at an annual or special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at an annual or special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such meeting. If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to this Section 2.04 or Section 2.05 of these By-Laws, all written and signed representations and agreements and all fully completed and signed questionnaires described in those sections shall be provided to the Corporation at the same time as such notice, and the additional information described in clause (c)(i)(E)(6) of this Section 2.04 above shall be provided to the Corporation within five business days following a request therefore by the Corporation. All information provided pursuant to this Section 2.04 or Section 2.05 of these By-Laws shall be deemed part of the stockholder’s notice submitted pursuant to this Section 2.04 or a Stockholder Notice submitted pursuant to Section 2.05 of these By-Laws, as applicable.

(f) The Chairman of the Board of Directors (the “Chairman of the Board”), the chairman of a meeting of shareholders, or any other person designated by the Board of Directors shall determine whether a notice received by the Corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of this Section 2.04 or Section 2.05 of these By-Laws (including if the stockholder does not provide the information and representations required within five business days following the record date for the meeting), or otherwise was not made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws (including whether the stockholder or beneficial owner did not comply with all representations required under this Section 2.04 or did not comply with requirements of Rule 14a-19 under the Exchange Act) and if it be so determined, shall so declare and any such nomination or other business shall be disregarded and shall not be introduced at such meeting of stockholders, notwithstanding that votes and proxies in respect of such matters may have been received. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.04 or Section 2.05 of these By-Laws, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present the nomination or other business, such nomination shall be disregarded or such other business shall not be transacted, notwithstanding that votes and proxies in respect of such matter may have been received by the Corporation.

(g) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

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(h) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in Section 2.03 of these By-Laws, this Section 2.04, or, with respect to annual meetings only, Section 2.05 of these By-Laws shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04. Notwithstanding any other provision of these By-Laws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any related person) in addition shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.04 and Section 2.03 of these By-Laws, as applicable.

(i) For purposes of these By-Laws, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(j) For purposes of this Section 2.04 and Section 2.05 of these By-Laws, (i) the “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day; and (ii) shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of such shares.

Section 2.05. Proxy Access for Director Nominations. (a) Subject to the terms and conditions of these By-Laws, in connection with an annual meeting of stockholders at which directors are to be elected, the Corporation (A) shall include in its proxy statement and on its form of proxy the names of, and (B) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Section 2.05(b)(i) of these By-Laws (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 2.05 (each, a “Stockholder Nominee”), if:

(i)	the Stockholder Nominee satisfies the eligibility requirements in this Section 2.05,
(ii)	the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 2.05 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below),
(iii)	the Eligible Stockholder satisfies the requirements in this Section 2.05 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the Corporation’s proxy materials, and
(iv)	the additional requirements of these By-Laws are met.

(b)(i) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of (A) two or (B) twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.05 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below twenty percent (20%); provided that the Authorized Number shall be reduced (1) by any nominees who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee; and(2) but not below one, by any nominees who are or were named as a director candidate in any stockholder notice (whether or not subsequently withdrawn) nominating director candidates pursuant to Section 2.04(c) of these By-Laws, other than any such nominee referred to in this clause (2) who at the time of such annual meeting will have served as director continuously, as a nominee of the Board of Directors, for at least two annual terms. In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced.

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(ii) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 2.05 must: (A) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of common stock) that represents at least three percent (3%) of the outstanding shares of common stock as of the date of the Stockholder Notice (the “Required Shares”), and (B) thereafter continue to Own the Required Shares through such annual meeting of stockholders.

For purposes of satisfying the ownership requirements of this Section 2.05(b)(ii), a group of not more than twenty stockholders and/or beneficial owners may aggregate the number of shares of common stock that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 2.05 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 2.05. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (A) under common management and investment control or (B) under common management and funded primarily by a single employer or (C) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 2.05, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act.

(iii) For purposes of this Section 2.05:

(A) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of common stock as to which the person possesses both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (a) sold by such person in any transaction that has not been settled or closed, (b) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell, or (c) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of common stock, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares, and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (a) through (c), the term “person” includes its affiliates.

(B) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.

(C) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (1) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting, and (2) the person holds the recalled shares through the annual meeting.

(iv) For purposes of this Section 2.05, the “Additional Information” referred to in Section 2.05(a) that the Corporation will include in its proxy statement is: (A) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting (the “Statement”).

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Notwithstanding anything to the contrary contained in this Section 2.05, the Corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 2.05 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee.

(c)(i) The Stockholder Notice shall set forth all information, representations and agreements required under Section 2.04(c)(i), (iii), (iv) and (vi) of such Section 2.04(c)), including the information required of and with respect to (A) any nominee for election as a director, (B) any stockholder giving notice of an intent to nominate a candidate for election, and (C) any stockholder, beneficial owner or other person on whose behalf the nomination is made under this Section 2.05, and any related person with respect to such stockholder or beneficial owner (and for such purposes, references in Section 2.04 of these By-Laws to the “stockholder” (who gives the notice provided for therein) and “beneficial owner” shall be deemed to refer to the “Eligible Stockholder” on whose behalf the Stockholder Notice is delivered). In addition, such Stockholder Notice shall include:

(A) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act,

(B) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (1) setting forth and certifying to the number of shares of common stock the Eligible Stockholder Owns and has Owned (as defined in Section 2.05(b)(iii) of these By-Laws) continuously for at least three years as of the date of the Stockholder Notice, and (2) agreeing to continue to Own such shares through the annual meeting,

(C) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties:

(1) it shall provide (a) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 2.05, (b) within five business days after the record date for the annual meeting both the information required under Section 2.04(c)(iii) and (iv) of these By-Laws and written statements from the record holder and intermediaries as required under clause (1)(a) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, as of such date, and (c) immediate notice to the Corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting,

(2) it (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have this intent, (b) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.05, (c) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors, and (d) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation, and

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(3) it will (a) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (b) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 2.05, (c) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting, (d) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from filing is available for the materials under Exchange Act Regulation 14A, and (e) at the request of the Corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the Corporation such additional information as reasonably requested by the Corporation, and

(D) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the Corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 2.05(b)(ii) of these By-Laws.

All information provided pursuant to this Section 2.05(c)(i) shall be deemed part of the Stockholder Notice for purposes of this Section 2.05.

(ii) To be timely under this Section 2.05, the Stockholder Notice must be delivered by a stockholder to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the Corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice has been given or with respect to which there has been a public announcement of the date of the meeting, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above.

(iii) The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.05.

(iv) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.05.

(d)(i) Notwithstanding anything to the contrary contained in this Section 2.05, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee shall occur, notwithstanding that votes and proxies in respect of such nomination may have been received by the Corporation, if:

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(A) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 2.05, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 2.05 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these By-Laws, including, but not limited to, its obligations under this Section 2.05,

(B) the Stockholder Nominee (1) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended, (3) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years or (4) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended,

(C) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to violate the Certificate of Incorporation, these By-Laws, or any applicable law, rule, regulation or listing standard, or

(D) the Corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.04 of these By-Laws.

(ii) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 2.05 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the Corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.05 exceeds the Authorized Number, the Stockholder Nominees to be included in the Corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.05 shall be selected from each Eligible Stockholder for inclusion in the Corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the Corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 2.05 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 2.05 thereafter is nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 2.05), no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee.

(e) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any provision of these By-Laws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice) or (ii) does not receive a number of votes cast in favor of his or her election at least equal to twenty percent (20%) of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.05 for the next two annual meetings.

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(f) Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that votes and proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board’s power and authority to interpret any other provisions of these By-Laws, the Board (and any other person or body authorized by the Board) shall have the power and authority to interpret this Section 2.05 and to make any and all determinations necessary or advisable to apply this Section 2.05 to any persons, facts or circumstances, in each case acting in good faith. Except as required under Rule 14a-19 promulgated under the Exchange Act, this Section 2.05 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Section 2.06. Notice of Meetings. (a) Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than ten days nor more than sixty days before the day on which the meeting is to be held by delivering written notice thereof to such stockholder personally or by mailing such notice, postage prepaid, addressed to such stockholder at the stockholder’s post-office address last shown in the records of the Corporation or by transmitting notice thereof to such stockholder by any other available method permitted under the Delaware General Corporation Law. Every such notice shall state the time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, shall state briefly the purposes thereof.

(b) Except as otherwise required by statute, notice of any meeting of stockholders shall not be required to be given to any stockholders who shall attend such meeting in person or by proxy or who shall waive such notice in writing or by electronic transmission either before or after such meeting. Notice of any adjourned meeting of the stockholders (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) shall not be required to be given if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.06(a) above; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 8.03 of these By-Laws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.07. Quorum. (a) At each meeting of the stockholders, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, the holders of record of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

(b) In the absence of a quorum a majority in interest of the stockholders of the Corporation entitled to vote, present in person or represented by proxy or, in the absence of all such stockholders, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.08. Organization. (a) At each meeting of the stockholders the Chairman of the Board or, in his or her absence, the Chief Executive Officer or, in the absence of the Chairman of the Board and the Chief Executive Officer, the Lead Director or, in the absence of the Chairman of the Board, the Chief Executive Officer and the Lead Director, the Vice Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer, the Lead Director and the Vice Chairman of the Board, the President or any Vice President or, in the absence of all such officers, a chairman chosen by the Board of Directors, shall act as chairman, and the Secretary or an Assistant Secretary of the Corporation or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of the meeting and keep the minutes thereof.

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(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; and (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any). Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders.

Section 2.09. Voting. (a) Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, at every meeting of the stockholders each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock of the Corporation registered in such stockholder’s name on the books of the Corporation:

(i) on the date fixed pursuant to Section 8.03 of these By-Laws as the record date for the determination of stockholders entitled to vote at such meeting; or

(ii) if no such record date shall have been fixed, then the record date shall be at the close of business on the day next preceding the day on which notice of such meeting is given.

(b) Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. In the case of stock held jointly by two or more executors, administrators, guardians, conservators, trustees or other fiduciaries, such fiduciaries may designate in writing one or more of their number to represent such stock and vote the shares so held, unless there is a provision to the contrary in the instrument, if any, defining their powers and duties.

(c) Persons whose stock is pledged shall be entitled to vote thereon until such stock is transferred on the books of the Corporation to the pledgee, and thereafter only the pledgee shall be entitled to vote.

(d) Any stockholder entitled to vote may do so in person or by such stockholder’s proxy appointed by an instrument in writing subscribed by such stockholder or by such stockholder’s attorney thereunto authorized, or by a telegram, cable or any other available method delivered to the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period.

(e) At all meetings of the stockholders, all matters (except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws) shall be decided by the vote of a majority in interest of the stockholders entitled to vote thereon, present in person or by proxy, at such meeting, a quorum being present. Voting at meetings of stockholders need not be by written ballot.

Section 2.10. Voting Procedures and Inspectors of Elections. (a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

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Section 2.11. List of Stockholders. (a) It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, or cause to be prepared and made, no later than the tenth day before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open during ordinary business hours to the examination of any stockholder for any purpose germane to the meeting for ten days ending on the day before the meeting date in accordance with and in any manner permitted by the Delaware General Corporation Law.

(b) The stock ledger shall be conclusive evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders required by this Section 2.11 on the books of the Corporation or to vote in person or by proxy at any meeting of stockholders.

ARTICLE III.

Board of Directors.

Section 3.01. General Powers. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Qualifications and Term of Office. (a) The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such number as from time to time shall be fixed by the Board of Directors in accordance with the Certificate of Incorporation. (b) No person shall be elected a director who has attained the age of 75. (c) Each director shall hold office as set forth in the Certificate of Incorporation.

Section 3.03. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; provided, that if the number of nominees exceeds the number of directors to be elected, based on nominations expected as of the record date for such meeting to be made by or at the direction of the Board of Directors or to be brought before the meeting by a stockholder who has given notice thereof or otherwise, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Certificate of Incorporation, receiving the greatest number of votes of the stockholders entitled to vote thereon, present in person or by proxy, shall be the directors for the term as set forth in the Certificate of Incorporation. For purposes of this Section 3.03, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. The Nominating and Corporate Governance Committee (or comparable committee of the Board) shall establish procedures under which any director who is not elected shall offer to tender his or her resignation to the Board and under which such committee and the Board shall consider and determine whether to accept or reject the resignation. If, for any cause, the Board of Directors shall not have been elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in these By-Laws.

Section 3.04. Quorum and Manner of Acting. (a) Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, a majority of the directors at the time in office shall constitute a quorum for the transaction of business at any meeting and the affirmative action of a majority of the directors present at any meeting at which a quorum is present shall be required for the taking of any action by the Board of Directors. (b) If one or more of the directors shall be disqualified to vote at such meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no event shall the quorum as adjusted be less than one third of the total number of directors. (c) In the absence of a quorum at any meeting of the Board such meeting need not be held, or a majority of the directors present thereat or, if no director be present, the Secretary may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. (d) From time to time, the independent directors may elect, from among their number, a Lead Director who shall perform such duties as shall be assigned to him or her by the Board of Directors.

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Section 3.05. Offices, Place of Meeting and Records. The Board of Directors may hold meetings, have an office or offices and keep the books and records of the Corporation at such place or places within or without the State of Delaware as the Board may from time to time determine. The place of meeting shall be specified or fixed in the respective notices or waivers of notice thereof, except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws.

Section 3.06. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable following each annual election of directors. Such meeting shall be called and held at the place and time specified in the notice or waiver of notice thereof as in the case of a special meeting of the Board of Directors.

Section 3.07. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day. Notice of regular meetings need not be given.

Section 3.08. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Lead Director or the Chief Executive Officer or by a majority of the directors then in office. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to him or her at his or her residence or at such place of business by other available means, or shall be delivered personally, by telephone or by electronic transmission, not later than two days (or such shorter period as the person or persons calling such meeting may deem necessary or appropriate in the circumstances) before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise herein expressly provided. Notice of any such meeting need not be given to any director, however, if waived by him or her in writing or otherwise, whether before or after such meeting shall be held, or if he or she shall be present at such meeting.

Section 3.09. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, the Lead Director or, in the absence of each of them, the Chief Executive Officer, if the Chief Executive Officer is then serving on the Board, or, in the absence of each of them, the Vice Chairman of the Board or, in the absence of all such officers, a director chosen by a majority of the directors present shall act as chairman. The Secretary or, in his or her absence an Assistant Secretary or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

Section 3.10. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board.

Section 3.11. Chairman of the Board. The Board of Directors shall elect from among its members a director designated as the Chairman of the Board. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors and at all meetings of the stockholders and shall have such additional powers and shall perform such further duties as may from time to time be assigned to him or her by the Board of Directors or the Executive Committee.

Section 3.12. Vice Chairman of the Board. The Board of Directors may elect from among its members a director designated as the Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall, in the absence of the Chairman of the Board, the Lead Director and the President, if the President is then serving on the Board, preside at all meetings of the Board of Directors, and, in the absence of the Chairman of the Board, the President and the Lead Director, at all meetings of the stockholders and shall have such powers and shall perform such further duties as may from time to time be assigned to him or her by the Board of Directors or the Executive Committee.

Section 3.13. Removal of Directors. Any director may be removed, with or without cause, at any time, by the affirmative vote of the holders of record of a majority of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by the Board in the manner provided in the Certificate of Incorporation.

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Section 3.14. Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or to the Chairman of the Board, the Vice Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice unless a later time is specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.15. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the remaining directors then in office as set forth in the Certificate of Incorporation. Each director so elected shall hold office as set forth in the Certificate of Incorporation.

Section 3.16. Compensation. Each director, in consideration of his or her serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors’ meetings, or both, as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefore.

Section 3.17. Emergency By-Laws. This Section 3.18 shall be operative during any emergency condition as contemplated by Section 110 of the Delaware General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in these By-Laws, the Certificate of Incorporation or the Delaware General Corporation Law. In the event of any Emergency, or other similar emergency condition, the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers may exercise any authority and take any action or measure contemplated by Section 110 of the Delaware General Corporation Law.

ARTICLE IV.

Committees.

Section 4.01. Executive Committee. (a) The Board of Directors shall, by resolution or resolutions passed by a majority of the whole Board, appoint an Executive Committee to consist of not less than three nor more than eight members of the Board of Directors, including the Chairman of the Board, and shall designate one of the members as its chairman. Notwithstanding any limitation on the size of the Executive Committee, the Committee may invite members of the Board to attend its meetings. In such case such invitees shall be entitled to vote on matters considered at such meetings and shall receive such fee, if any, as shall be fixed by the Board of Directors for such attendance.

(b) Each member of the Executive Committee shall hold office, so long as he or she shall remain a director, until the first meeting of the Board of Directors held after the next annual election of directors and until his or her successor is duly appointed and qualified. The chairman of the Executive Committee or, in his or her absence, the Chairman of the Board or a member of the Committee chosen by a majority of the members present shall preside at meetings of the Executive Committee and the Secretary or an Assistant Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as secretary of the Executive Committee.

(c) The Board of Directors, by action of the majority of the whole Board, shall fill vacancies in the Executive Committee.

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Section 4.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; but neither the Executive Committee nor any other committee created under these By-Laws shall have the power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the By-Laws of the Corporation; and, unless the resolution, By-Laws, or Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

Section 4.03. Procedure; Meetings; Quorum. The Executive Committee shall fix its own rules of procedure subject to the approval of the Board of Directors and shall meet at such times and at such place or places as may be provided by such rules. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. In the absence of a quorum at any meeting of the Executive Committee such meeting need not be held, or a majority of the members present thereat or, if no members be present, the secretary of the meeting may adjourn such meeting from time to time until a quorum be present.

Section 4.04. Compensation. Each member of the Executive Committee shall be entitled to receive from the Corporation such fee, if any, as shall be fixed by the Board of Directors, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties.

Section 4.05. Other Board Committees. The Board of Directors may from time to time, by resolution passed by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

Section 4.06. Alternates. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee; provided, however, that in the absence of any such designation of alternates the member or members of any committee present at any meeting and not disqualified from acting, whether or not he, she or they constitute a quorum, may unanimously appoint another member to the Board to act at the meeting in the place of any absent or disqualified member.

Section 4.07. Additional Committees. The Board of Directors may from time to time create such additional committees of directors, officers, employees or other persons designated by it (or any combination of such persons) for the purpose of advising the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolutions prescribe.

A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

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ARTICLE V.

Action by Consent or Remote Participation.

Section 5.01. Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

Section 5.02. Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

ARTICLE VI.

Officers.

Section 6.01. Number. The principal officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Treasurer and a Secretary. In addition, there may be such other or subordinate officers, agents and employees as may be appointed in accordance with the provisions of Section 6.03 of these By-Laws. Any two or more offices, except those of President and Secretary, may be held by the same person.

Section 6.02. Election, Qualifications and Term of Office. Each officer of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.03 of these By-Laws, shall be elected annually by the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall have resigned or shall have been removed in the manner herein provided.

Section 6.03. Other Officers. The Corporation may have such other officers, agents, and employees as the Board of Directors may deem necessary including a Controller, one or more Assistant Controllers, one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority, and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint or remove any such subordinate officers, agents or employees.

Section 6.04. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors or, except in case of any officer elected by the Board of Directors, by any committee or officer upon whom the power of removal may be conferred by the Board of Directors.

Section 6.05. Resignation. Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the President. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 6.07. Chief Executive Officer. The Chief Executive Officer of the Corporation shall, subject to the provisions of these By-Laws and the control of the Board of Directors, have direct charge of the business and affairs of the Corporation. He or she shall, in the absence of the Chairman of the Board and the Lead Director, preside at all meetings of the Board of Directors, if the Chief Executive Officer is then serving on the Board, and, in the absence of the Chairman of the Board, at all meetings of the stockholders, and shall perform all duties incident to the office of chief executive and such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or employee.

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Section 6.08. President. The President shall have general direction of the operations of the Corporation, subject to the control of the Board of Directors, the Executive Committee and/or the Chief Executive Officer of the Corporation. He or she shall have such additional powers and shall perform such further duties as may from time to time be assigned to him or her by the Board of Directors, the Executive Committee or the Chief Executive Officer of the Corporation.

Section 6.09. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as shall be assigned to him or her by the Chief Executive Officer or the President.

Section 6.10. Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-Laws; he or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Executive Committee, making proper vouchers for such disbursements, and shall render to the Board of Directors or the stockholders, whenever the Board may require him or her so to do, a statement of all his or her transactions as Treasurer or the financial condition of the Corporation; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, any Committee of the Board designated by it so to act or the Chief Executive Officer or the President.

Section 6.11. Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, the Board of Directors, and all committees of which a secretary shall not have been appointed; shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of all corporate records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; shall keep, or cause to be kept, the list of stockholders as required by Section 2.11 of these By-Laws, which includes the post-office addresses of the stockholders and the number of shares held by them, respectively, and shall make or cause to be made, all proper changes therein, shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Executive Committee or the Chief Executive Officer or the President.

Section 6.12. Controller. The Controller shall be in charge of the books and records of account of the Corporation and of its statistical records. He or she shall keep or cause to be kept, at such office or offices as the Board of Directors may from time to time designate, complete and accurate accounts of all assets, liabilities, receipts, disbursements and other transactions of the Corporation; shall cause regular audits of such books and records to be made; shall be responsible for the preparation and filing of all reports and actions related to or based upon the books and records of the Corporation; shall render financial statements at the annual meeting of stockholders, if called upon so to do, or at the request of any director or the Board of Directors; shall render to the Board of Directors such statistical reports and analyses as the Board from time to time may require; and, in general, shall perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Executive Committee or the Chief Executive Officer or the President.

Section 6.13. Salaries. The salaries of the principal officers of the Corporation shall be fixed from time to time by the Board of Directors or an appropriate Committee of the Board, and none of such officers shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE VII.

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 7.01. Execution of Contracts. Unless the Board of Directors or the Executive Committee shall otherwise determine, the Chief Executive Officer, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary may enter into any contract or execute any contract or other instrument, the execution of which is not otherwise specifically provided for, in the name and on behalf of the Corporation. The Board of Directors, or any committee designated thereby with power so to act, except as otherwise provided in these By-Laws, may authorize any other or additional officer or officers or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless authorized so to do by these By-Laws or by the Board of Directors or by any such committee, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

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Section 7.02. Loans. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board of Directors or Executive Committee or other committee designated by the Board so to act. Such authority may be general or confined to specific instances. When so authorized, the officer or officers thereunto authorized may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge hypothecate or transfer any real or personal property at any time owned or held by the Corporation, and to that end execute instruments of mortgage or pledge or otherwise transfer such property.

Section 7.03. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidence of indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation shall be signed or endorsed by such officer or officers, agent or agents, attorney or attorneys, employee or employees, of the Corporation as shall from time to time be determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

Section 7.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or Executive Committee or other committee designated by the Board so to act may from time to time designate, or as may be designated by any officer or officers or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors or Executive Committee or other committee designated by the Board so to act and, for the purpose of such deposit and for the purposes of collection for the account of the Corporation, all checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer, agent or employee of the Corporation or in such other manner as may from time to time be designated or determined by resolution of the Board of Directors or Executive Committee or other committee designated by the Board so to act.

Section 7.05. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors or the Executive Committee or other committee so designated to act by the Board, the Chief Executive Officer or the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, association or trust any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association or trust, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association or trust, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII.

Books and Records.

Section 8.01. Place. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 8.02. Addresses of Stockholders. Each stockholder shall furnish to the Secretary or to the transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to such stockholder, and if any stockholder shall fail to designate such address, corporate notices may be served upon such stockholder by mail, postage prepaid, to such stockholder at the post-office address last known to the Secretary or to the transfer agent of the Corporation or by transmitting a notice thereof to such stockholder at such address by other available method.

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Section 8.03. Record Dates. The Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of capital stock of the Corporation shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock of the Corporation, or to give such consent, and in each such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 8.04. Audit of Books and Accounts. The books and accounts of the Corporation shall be audited at least once in each fiscal year by independent public accountants of good standing, appointed by the Audit Committee (or comparable committee) of the Board.

ARTICLE IX.

Shares and Their Transfer.

Section 9.01. Certificates of Stock. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by such stockholder in the Corporation and designating the class of stock to which such shares belong. Such certificate shall otherwise be in such form as the Board of Directors shall prescribe from time to time, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares. Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical. Each certificate representing shares shall be signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation; provided, however, that where such certificate is signed or countersigned by a transfer agent or registrar the signatures of such officers of the Corporation and the seal of the Corporation may be in facsimile or otherwise electronic form. In case any officer or officers who shall have signed, or whose facsimile or otherwise electronic signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or whose facsimile or otherwise electronic signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 9.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. The person, firm or corporation in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

Section 9.03. Transfer of Stock. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized. If such shares of stock are represented by a certificate, upon the surrender of the certificate for such shares to the Corporation or its transfer agent, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require, the Corporation may issue a new certificate, or, upon request, evidence of the equivalent uncertificated shares, to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the holder of uncertificated shares, the Corporation shall cancel such uncertificated shares and issue new equivalent uncertificated shares, or, upon such holder’s request, certificated shares, to the person entitled thereto, and record the transaction upon its books.

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Section 9.04. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also if and whenever the Board of Directors shall so determine, maintain one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 9.05. Lost, Destroyed or Mutilated Certificates. In case of the alleged loss or destruction or the mutilation of a certificate representing capital stock of the Corporation, a new certificate or uncertificated shares may be issued in place thereof, in the manner and upon such terms as the Board of Directors may prescribe.

ARTICLE X.

Seal.

The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and the words and figures: Incorporated 1967, Delaware.

ARTICLE XI.

Fiscal Year.

The fiscal year of the Corporation shall begin at the opening of business on the Sunday nearest to the first day of January and end at the close of business on the Saturday nearest to the thirty-first day of December in each year, whether such Sunday or Saturday, as the case may be, falls in December or in January.

ARTICLE XII.

Indemnification.

(a) The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer or employee of the Corporation or while a director, officer or employee of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each such person being referred to hereafter as an “Indemnitee”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

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(b) The Corporation shall indemnify, to the full extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was an Indemnitee against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

(c) Notwithstanding the foregoing, except with respect to a proceeding to enforce rights to indemnification or advancement of expenses under this Article XII, the Corporation shall be required to indemnify an Indemnitee under this Article XII in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors.

(d) To the extent that an Indemnitee shall be successful on the merits or otherwise (including dismissal of an action without prejudice or the settlement of an action without admission of liability) in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, or in any action, suit or proceeding brought by an Indemnitee to enforce rights to indemnification or advancement of expenses granted pursuant to this Article XII, such person shall be indemnified, to the full extent permitted by law, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(e) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph (a) or (b), as applicable. Such determination shall be made (1) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such disinterested directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no disinterested directors, or the disinterested directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(f) Expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (a) and (b) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XII. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made (1) as to any person who is or was a director or officer of the Corporation (i) by the Board of Directors by a majority vote of disinterested directors, even though less than a quorum, (ii) by a committee of such disinterested directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no disinterested directors, or the disinterested directors so direct, by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors, the committee or counsel at the time such determination is made such director or officer acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such director or officer believed or had reasonable cause to believe such person’s conduct was unlawful, and (2) as to any Indemnitee who is not or was not a director or officer of the Corporation, by the Chief Executive Officer, the President or any Vice President so authorized by the Chief Executive Officer or the President, that, based upon the facts known to the Chief Executive Officer, the President or such Vice President at the time such determination is made such Indemnitee acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful, provided that such Indemnitee shall have the right to present a written appeal of any determination made by the Chief Executive Officer, the President or such Vice President to the persons specified under clause (1) of this paragraph (f), as determined by the Board of Directors. In no event shall any advance be made in instances where the persons specified under clause (1) or (2) of this paragraph (f) reasonably determine that an Indemnitee deliberately breached such person’s duty to the Corporation or its stockholders.

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(g) The rights granted pursuant to this Article XII shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights granted pursuant to this Article XII shall vest at the time a person becomes an Indemnitee of the Corporation and shall be deemed to be provided by a contract between the Corporation and each Indemnitee who serves in such capacity at any time while this Article XII is in effect. Any repeal or modification of the provisions of this Article XII shall be prospective only and shall not adversely affect the rights of any Indemnitee in effect under this Article XII at the time of any act or omission occurring prior to such repeal or modification.

(h) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Indemnitee against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XII.

(i) For purposes of this Article XII, references to “the Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, which, if its separate existence had continued would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this Article XII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XII.

(k) The rights granted pursuant to, this Article XII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Indemnitee and shall inure to the benefit of the heirs, executors and administrators of such a person.

(l) If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable for any reason whatsoever (1) the validity, legality and enforceability of the remaining provisions of this Article XII (including, without limitation, all portions of any paragraphs of this Article XII containing any such provisions held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent possible, the provisions of this Article XII (including, without limitation, all portions of any paragraph of this Article XII containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE XIII.

Waiver of Notice.

Whenever any notice whatever is required to be given by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE XIV.

Amendments.

These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, in whole or in part, by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present, or by the affirmative vote of a majority of the whole Board of Directors given at any meeting. Any By-Law made, altered, amended or repealed by the Board of Directors shall be subject to alteration, amendment or repeal by vote of stockholders as provided above.

ARTICLE XV.

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee or stockholder of the Corporation to the Corporation or its stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or these By-Laws (in each case as they may be amended from time to time), (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, or (v) any other action asserting an internal corporate claim, as defined in Section 115 of the Delaware General Corporation Law shall, to the fullest extent permitted by law and subject to applicable jurisdictional requirements, be the Delaware Court of Chancery (or, if the Delaware Court of Chancery does not have jurisdiction, another state court or the federal district court for the District of Delaware). Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, shall be the federal district courts of the United States of America to the fullest extent permitted by law.

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